UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Agreement with Samyak Veera

        Pursuant to the Participation Agreement, Samyak Veera, a director of the Company, deposited $500,000 into a segregated account (the “Segregated Arbitration Funds”). For additional information on the Segregated Arbitration Funds, see Item 5.01 below.

        Effective August 17, 2009, the Company sent a letter to Mr. Veera (the “Veera Letter”) in which Mr. Veera was granted 2,056,500 shares of the Company’s $0.001 par value common stock and a two year option to acquire 1,250,000 shares of the Company’s Common Stock at a price of $0.20 per share for certain consulting services previously rendered and as a structuring fee relating to the deposit of $500,000 into a segregated account in connection with the Participation Agreement.

        The Company and Mr. Veera also entered into an Indemnification Agreement dated August 7, 2009 (the “Veera Indemnification Agreement”), whereby the Company agreed to indemnify and reimburse Mr. Veera if any of the Segregated Arbitration Funds are released from the segregated account.

        The foregoing description of the terms and conditions of the Veera Letter and the Veera Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the Veera Letter, which is attached as Exhibit 10.2 to this Current Report and the Veera Indemnification Agreement, which is attached as Exhibit 10.3 to this Current Report, and are incorporated by reference as if fully set forth herein.

Modification of Promissory Note with Natural Resource Group Gathering, LLC

        Effective December 31, 2007 the Company entered into a Purchase and Sale Agreement with Natural Resource Group Gathering, LLC (“NRGG”), whereby the Company increased its investment in Slater Dome Gathering, LLLP (“SDG”) by acquiring the general partner’s interest for $1,075,000 consisting of $268,750 in cash and executing a promissory note (the “Note”) in the amount of $806,250. Paul G. Laird, the President, Chief Executive Officer and a Director of the Company is a 50% member of NRGG. The Company made payments on the Note on August 5, 2008, in the amount of $213,877.14 and on December 24, 2008 in the amount of $207,443.71. On December 24, 2008, the Note was modified to extend the maturity date of the Note from December 31, 2008 to December 31, 2009. Effective July 29, 2009, the Company and NRGG entered into a Modification of Partnership Purchase Agreement whereby the Note was further modified to extend the date and payments terms whereby principal in the amount of $201,565.50 is due on December 31, 2009 and the principal balance of $201,565.50 together with all accrued and unpaid interest will be due December 31, 2010. The Note may be prepaid at any time without penalty.

Item 3.02 Unregistered Sales of Equity Securities

        The information required by this Item 3.02 is set forth in Item 5.01, which is incorporated herein by reference.

        The securities granted to Mr. Veera under the Veera Letter have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The securities will be issued to Mr. Veera, who is an accredited investor in reliance upon exemptions from registration under Section 4(2) of the Securities Act and/or Regulation S. As a result, the securities may not be offered or sold in the United States absent registration under or exemption from the securities Act and any applicable state securities laws. Mr. Veera has represented to the Company that he is not a “U.S. Person” (as defined in Rules 902(k)(1) and 902(k)(2) of Regulation S and that the securities are being acquired for investment.

Item 5.01. Changes in Control of Registrant

Participation Agreement with Entek Energy Limited

        On August 10, 2009, New Frontier Energy, Inc. (the “Company”) entered into a Participation Agreement with Entek GRB LLC (“Entek”) under which Entek agreed to purchase certain assets of the Company and spend up to an additional approximately $11.5 million over three years on exploration and development within approximately 66,000 gross acres (the “Underlying Leases”) to earn up to 55% of the Company’s interest in the Underlying Leases and certain of its other assets, including its partnership interests in Slater Dome Gathering, LLLP (collectively the “Assets”). The Company and Entek also created an area of mutual interest (the “Area of Mutual Interest”) in all lands located in Route County, Colorado, Moffatt County, Colorado, Sweetwater County, Wyoming, and Carbon County Wyoming. Pursuant to the Area of Mutual Interest, Entek shall be entitled to participate for up to 55% in any additional interest acquired within the Area of Mutual Interest by the Company and the Company shall be entitled to participate for up to 45% in any additional interest acquired within the Area of Mutual Interest.

        Pursuant to the Participation Agreement, on August 10, 2009, Entek purchased 4.0625% interest in the Assets for $1,000,000 (the “Initial Asset Purchase”). Further, Entek has the option to purchase an additional 8.125% interest in the Assets for $1,000,000, if, within 180 days, Entek reasonably believes that there exists a danger of NFEI Insolvency (as defined in the Participation Agreement).

        Pursuant to the Participation Agreement, Entek has the right to participate in the exploration and development of the Underlying Leases, and the right to earn assignments of interests in the Assets in three phases. On August 10, 2009, Entek irrevocably committed to expend $3.0 million (the “Phase 1 Funds”) and earned 16.25% (the “Phase 1 Interests”) of the Company’s interest in the Assets. Between the first anniversary date and the second anniversary date of the Participation Agreement, Entek has the right but not the obligation to expend $4.0 million (the “Phase 2 Funds”) and earn an additional 16.25% (the “Phase 2 Interests”) of the Company’s interest in the Assets. Between the second anniversary date and the third anniversary date of the Participation Agreement, Entek has the right but not the obligation to expend $4,538,500 (the “Phase 3 Funds”) and earn an additional 18.4375% (the “Phase 3 Interests”) of the Company’s interest in the Assets. Entek will have the right to become the operator after the completion of Phase 1 and the commencement of Phase 2, subject to certain regulatory and other approvals.

        Pursuant to the Participation Agreement, the Company and Entek have established an operating committee that is responsible for the annual Work Program (as defined in the Participation Agreement) for each phase and the determination of a budget for each phase. The Phase 1 Funds, Phase 2 Funds and the Phase 3 Funds are to be used solely for the Work Program.

        In the event that Entek elects not to participate in Phase 2, the Participation Agreement shall terminate after the expenditure of the Phase 1 Funds paid by Entek, the Company shall have no further obligation to assign to Entek any further interests in the Assets and the Area of Mutual Interest shall terminate immediately.

        In the event that Entek elects not to participate in Phase 3, the Participation Agreement shall immediately terminate, the Company shall have no further obligation to assign to Entek any further interests in the Assets, provided that Entek shall retain any interest in the Assets from the Initial Asset Purchase, the Phase 1 Interest, the Phase 2 Interest and any portion of the Phase 3 Interests earned by it and the Area of Mutual Interest shall terminate immediately.

        Pursuant to the Participation Agreement, Samyak Veera, a director of the Company, agreed to deposit $500,000 into a segregated account (the “Segregated Arbitration Funds”). The Segregated Arbitration Funds shall be used to satisfy the Company’s obligation to pay legal fees associated with the Stull Ranch litigation after arbitration on the amount of the legal fees is concluded in the event that the Company is unable to satisfy such obligation.

        The foregoing description of the terms and conditions of the Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference as if fully set forth herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On August 17, 2009, the Board of Directors of the Company accepted the resignation of Les Bates from the positions of Director, Chief Financial Officer, Treasurer and Secretary of the Company.

        Effective August 17, 2009, the Board of Directors of the Company accepted the resignations of Mukund Krishnaswami and David P. Kelley II as Directors of the Company.

       Messrs. Bates, Krishnaswami and Kelley each resigned for personal reasons and there were no disagreements or disputes with the Company that led to their respective resignations.

        Letters of resignation from Messrs. Bates, Krishnaswami and Kelley are attached hereto as Exhibits 99.01, 99.02 and 99.03, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit

10.01	Participation Agreement between Entek GRB LLC as Farmee, and New Frontier Energy, Inc. as Farmor dated August 10, 2009

10.02	Letter to Samyak Veera from New Frontier Energy, Inc. dated August 17, 2009

10.03	Indemnification Agreement between New Frontier Energy, Inc. and Samyak Veera dated August 7, 2009

10.04	Modification of Partnership Purchase Agreement By and Amount Natural Resource Group Gathering, LLC and New Frontier Energy, Inc. dated August 10, 2009

99.01	Resignation letter of Les Bates

99.02	Resignation letter of Mukund Krishnaswami

99.03	Resignation letter of David P. Kelley II

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.
Date: August 21, 2009
	By:	/s/ Paul Laird
Paul Laird, President